                                                                     EXHIBIT 3.1

                       The Commonwealth of Massachusetts
--------
Examiner                   MICHAEL JOSEPH CONNOLLY        FEDERAL IDENTIFICATION
                               Secretary of State
                    ONE ASHBURTON PLACE, BOSTON, MASS: 02108      No. 04-2741391
                                                                      ----------

                       RESTATED ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                ----------------

     We, James Bertelli                                 , President and
         Anthony J. Medaglia, Jr.                           , Clerk of

                         Mercury Computer Systems, Inc.
------------------------------------------------------------------------------
                             (Name of Corporation)

located at 199 Riverneck Road, Chelmsford, Massachusetts 01824
           -------------------------------------------------------------------
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on June 23, 1993, by vote of

6,724,695 shares of     Common       out of 10,000,000 shares outstanding,
---------           ----------------        ----------
                    (Class of Stock)


          shares of                  out of            shares outstanding, and
---------           ----------------        ----------
                    (Class of Stock)


          shares of                  out of            shares outstanding
---------           ----------------        ----------
                    (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

     1. The name by which the corporation shall be known is:

                         Mercury Computer Systems, Inc.

     2. The purposes for which the corporation is formed are as follows:

  See Page A-1 attached hereto.

C    / /

P    / /

M    / /

RA   / /
P.C.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8-1/2 X 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


                  WITHOUT PAR VALUE           WITH PAR VALUE
                  -----------------    ----------------------------
CLASS OF STOCK    NUMBER OF SHARES     NUMBER OF SHARES   PAR VALUE
--------------    -----------------    ----------------   ---------
Preferred               None               2,000,000         $.01
Common                  None              25,000,000         $.01


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

     See Pages B-1 thru B-18 attached hereto.


*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

     None.


*6. Other lawful provisions, if any, for the conduct and regulation of the business affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     See Pages C-1 thru C-12 attached hereto.


*If there are no such provisions, state "None".

                                                                   Exhibit 3.1

ARTICLE 2.

     The purposes for which the Corporation is formed are as follows: To manufacture, sell, invent, design, develop, distribute, lease and to engage in all aspects of the production of micro-computer based products; to invent, design, discover, or acquire formulae, processes, improvements, inventions, designs, patents, licenses, copyrights, trademarks, trade names and trade secrets applicable to the foregoing and to hold, use, sell, license and otherwise deal in or dispose of the same; to acquire by purchase, deed, mortgage, lease or by any other method and to hold, maintain, operate, improve, develop, sell, exchange, lease, mortgage, pledge, hypothecate, loan money upon and otherwise deal in real and personal property of every kind, character and description and wheresoever situated, including, without limitation, the stock and securities of the Corporation or of any other corporation; to lend money upon, credit or security to, to guarantee or assume obligations of, and to aid in any other manner other concerns wherever and however organized, any obligations of which or any interest in which shall be held by the Corporation or in the affairs or prosperity of which the Corporation has a lawful interest and to do all acts and things designed to protect, improve and enhance the value of such obligations and interests; and to carry on any business permitted and enjoy all rights and powers granted by the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the General Laws, as amended.


                                     - A-1 -

ARTICLE 4.

                          DESCRIPTION OF CAPITAL STOCK

     A. AUTHORIZED SHARES. The aggregate number of shares which this Corporation shall have authority to issue is: 25,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and 2,000,000 shares of preferred stock having a par value of $.01 per share (the "Series Preferred Stock").

     B. SERIES PREFERRED STOCK. Shares of Series Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of the Series Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights or privileges of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph D hereof, there is hereby expressly vested in the Board of Directors of the Corporation the authority to issue one or more series of the Series Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation the voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights or privileges, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of, and the number of shares of the Series Preferred Stock which shall constitute such series. The designation of a series of preferred stock need not include the words "preferred" or "preference" and may be designated "special" or other distinctive term. Unless otherwise provided in the resolution issuing such series, the number of shares of any series of the Series Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors in the manner prescribed by law;

          (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on the Series Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date from which such dividends shall be cumulative;

          (3) Whether the series shall be convertible into, or exchangeable for, at the option of the holders of the Series Preferred Stock of such series of the Corporation or upon the happening of a specified event, shares of any other class

                                     - B-1 -
     or classes or any other series of the same or any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of any such conversion rate in such events as the Board of Directors shall determine;

          (4) Whether or not the Series Preferred Stock of such series shall be subject to redemption at the option of the Corporation or the holders of such series or upon the happening of a specified event, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, the Series Preferred Stock of such series may be redeemed;

          (5) The rights, if any, of the holders of the Series Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

          (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preferred Stock of such series; and

          (7) Subject to subparagraph 4 of Paragraph D hereof, whether such series of the Series Preferred Stock shall have full, limited or no voting powers, including, without limiting the generality of the foregoing, whether such series shall have the right, voting as a series by itself or together with other series of the Series Preferred Stock or all series of the Series Preferred Stock as a class, to elect one or more Directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of the Series Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

C.   COMMON STOCK.

          (1) After the Corporation has complied with the requirements, if any, fixed in accordance with the provisions of Paragraph B hereof with respect to dividends on series of the Series Preferred Stock (in accordance with the relative preferences among such series), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph B hereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends (either in cash, stock or otherwise) as may be declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor and the holders of the Series Preferred Stock shall not be entitled to participate in any such dividends.

          (2) After distribution in full of the preferential amount, if any, to be distributed to the holders of series of the Series Preferred Stock (in accordance with the relative preferences among such series), in the event of voluntary or

                                     - B-2 -
     involuntary liquidation, distribution, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

          (3) Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the shareholders.

D.   OTHER PROVISIONS.

          (1) The relative powers, preferences and rights of each series of the Series Preferred Stock in relation to the powers, preferences and rights of each other series of the Series Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B hereof. The consent, by class or series vote or otherwise, of the holders of such of the series of the Series Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of the Series Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that no subsequent series shall have powers, preferences or rights senior to the Series A Preferred Stock; and provided further that the Board of Directors may provide in the resolution or resolutions as to any series of the Series Preferred Stock adopted pursuant to Paragraph B hereof, the conditions, if any, under which the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series shall be required for the issuance of any or all other series of the Series Preferred Stock.

          (2) Subject to the provisions of subparagraph 1 of this Paragraph D, shares of any series of the Series Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (3) Shares of authorized Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (4) The number of authorized shares of Common Stock and of the Series Preferred Stock, without a class or series vote, may be increased or decreased from time to time (but not below the number of shares thereof then


                                     - B-3 -
     outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.





                      (Balance of Page Intentionally Blank)




                                     - B-4 -

E.   DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK.

     1. DESIGNATION. ____________________ shares of the class of Series Preferred Stock, $.01 par value per share, authorized under the Articles of Organization of Mercury Computer Systems, Inc. (the "Corporation") shall be designated the "Series A Preferred Stock."

     2. DIVIDENDS. No dividends shall be declared and set aside for any shares of the Series A Preferred Stock except in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock, $.01 par value per share (the "Common Stock") of the Corporation, in which event the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share of Series A Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

        (a) TREATMENT UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series A Preferred Stock shall be entitled to be paid, prior to any distribution in such event to holders of shares of Common Stock, out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to the GREATER of:

            (i) $1.4080 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock), plus all accrued and unpaid dividends thereon, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up; or

           (ii) such amount per share of Series A Preferred Stock as would have been payable had each such share been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5.

     If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and to the holders of any other series of the Series Preferred Stock which by its terms is entitled to share in any of the amounts thus distributable on parity with the Series A Preferred Stock, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the holders of any such other series of the Series Preferred Stock in proportion to the respective amounts which would otherwise be

                                     - B-5 -
     payable in respect of the shares held by them upon distribution if all amounts payable on or with respect to such shares were paid in full. After such payment shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, the holders of Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

        (b) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. A reorganization as provided in Section 5(h) or a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; PROVIDED, HOWEVER, that each holder of Series A Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

        (c) DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     4. VOTING POWER. Except as otherwise expressly provided in Section 7 hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holders' shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters.

     5. CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of Common Stock:

        (a) GENERAL. Subject to and in compliance with the provisions of this
Section 5, any share of the Series A Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock being converted.

                                     - B-6 -

        (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $1.4080 by the Applicable Conversion Value, calculated as provided in
Section 5(c).

        (c) APPLICABLE CONVERSION VALUE. The Applicable Conversion Value shall be $1.4080, except that such amount shall be adjusted from time to time in accordance with this Section 5.

        (d) ADJUSTMENTS TO APPLICABLE CONVERSION VALUE.

            (i) (A) UPON SALE OF COMMON STOCK. If the Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction:

         (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, and

         (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued.

         (B) UPON ISSUANCE OF WARRANTS, OPTIONS AND RIGHTS TO COMMON STOCK.

         (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options, or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be LESS THAN the Applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any


                                     - B-7 -
convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have been obtained (a) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the actual Net Consideration Per Share of such securities, and (b) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (a) above. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions, or purchase rights expire or are cancelled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance or the expiration of cancelled warrants, options, subscriptions, or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options, subscriptions, or purchase rights not been issued.

          (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

              (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

               (b) The Net Consideration Per Share which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

          (C) STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of any stock of the Corporation OTHER THAN Common


                                     - B-8 -

Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration, EXCEPT FOR dividends payable in shares of Common Stock payable PRO RATA to holders of Series A Preferred Stock and to holders of any other class of stock, whether or not paid to holders of any other class of stock; PROVIDED, HOWEVER, that holders of any shares of Series A Preferred Stock shall be entitled to receive such shares of Common Stock for which the shares of Series A Preferred Stock are then convertible.

          (D) CONSIDERATION OTHER THAN CASH. For purposes of this Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d), consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

          (E) EXCEPTIONS. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this
Section 5(d) shall not apply to the issuance of up to 15,790 shares of Common Stock, or options exercisable therefor, outstanding as of January 20, 1984, (such number to be subject to equitable adjustment in the event of any stock split, combination, reclassification or other similar event occurring on or after January 1, 1984), issuable to consultants, officers and employees of the Corporation, or to the issuance of additional shares of Common Stock, or options issuable therefor, to consultants, officers or employees of the Corporation, provided that the purchase price of such Stock or the exercise price of such options shall be not less than the fair market value of the Common Stock on the date of issuance or grant, as the case may be, and provided that not less than two-thirds of the Board of Directors of the Corporation shall have approved such issuance or grant or the stock option or stock purchase plan pursuant to which such issuance or grant was made.

            (ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value (and all other conversion values set forth in paragraph (d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value.

The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a


                                     - B-9 -
subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

        (e) AUTOMATIC CONVERSION UPON SPECIFIED PUBLIC OFFERING.

            (i) Immediately upon the closing date of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation exceed $5,000,000 and in which the value of the Corporation, based upon the proposed offering price per share to the public of such Common Stock, equals or exceeds $15,000,000, all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to Section 5 hereof as of the closing date of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock.

            (ii) Upon the occurrence of the conversion specified in paragraph
(e)(i) above, the holders of such Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.




        (f) DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation OTHER THAN shares of Common Stock or (ii) assets (excluding cash dividends paid out of earned surplus), then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in

                                    - B-10 -

Section 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

        (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's properties and assets to any other person), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

        (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment of his shares of Series A Preferred Stock under either this Section 5(h) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

            (i) ACCOUNTANT'S CERTIFICATE AS TO ADJUSTMENTS: NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation


                                    - B-11 -
at its expense will furnish each holder of Series A Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing the basis for such adjustment or readjustment. However, if the holder or holders of at least a majority of the then outstanding shares of Series A Preferred Stock so requests, such certificate shall be prepared by independent public accountants of recognized standing.

            (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, cash in the amount of all accrued and unpaid dividends on such shares of Series A Preferred Stock, whether or not earned or declared, up to and including the Conversion Date and cash, as provided in
Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.


                                    - B-12 -

            (l) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to, or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

            (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. NO REISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

     7. RESTRICTIONS AND LIMITATIONS.

        (a) CORPORATE ACTION. Except as expressly provided herein or as required by law, so long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time all of the outstanding shares of every class other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, each share of Series A Preferred Stock to be entitled to one vote in each instance:

            (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock;

           (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock;

          (iii) authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to liquidation preferences, conversion rights, voting rights, dividend rights or otherwise; or


                                    - B-13 -

            (iv) merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any person, or permit any subsidiary to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business and EXCEPT that
     (1) any subsidiary may merge into or consolidate with or transfer assets to any other subsidiary and (2) any subsidiary may merge into or transfer assets to the Corporation.

        (b) AMENDMENTS TO CHARTER. The Corporation shall not amend its Articles of Organization without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the next preceding sentence, the Corporation will not amend its Articles of Organization without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock if such amendment would:

            (i) change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; or

           (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation or change the dividend rights of the holders of Series A Preferred Stock; or

          (iii) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5 herein.

     8. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable


                                    - B-14 -
therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series A Preferred Stock set forth herein.

     9. NOTICES OF RECORD DATE. In the event of:

        (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

        (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

        (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities ) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken.


                                    - B-15 -

ARTICLE 6.

     Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders are as follows:

     No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association, firm or joint venture in which his is interested as a stockholder, director, trustee, partner or otherwise, with the Corporation or any corporation, trust, association, firm or joint venture in which the Corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the Corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract with the Corporation or with any stockholder or creditor thereof solely because of the fiduciary relationship established by reason of his holding such Directorship or office. Any such interest of a Director shall not disqualify him from being counted in determining the existence of a quorum at any meeting nor shall any such interest disqualify him from voting or consenting as a Director or having his vote or consent counted in connection with any such dealing or contract.

     No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association, firm or joint venture in which he is interested as a stockholder, director, trustee, partner or otherwise, with the Corporation or any corporation, trust, association, firm or joint venture in which the Corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the Corporation, nor shall any such dealing or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the Corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the Corporation to any amount, nor shall any fiduciary relationship be deemed to be established by holding such stock.

     Meetings of the stockholders of the Corporation may be held at any place within the United States.

     The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

     The Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

     No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any statutory provision or other law imposing such liability, except for liability of a director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions

                                     - C-1 -
not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156 of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit.

                      (Balance of Page Intentionally Blank)


                                     - C-2 -

     Classified Board of Directors

     (1) The Directors of the Corporation shall be divided into three classes:
Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the number of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected initially into each class. In the election of Directors at the Special Meeting of Stockholders in Lieu of the 1992 Annual Meeting, the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of the stockholders thereafter; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of the stockholders thereafter; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of the stockholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held after the Special Meeting of Stockholders in Lieu of the 1992 Annual Meeting, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

     (2) Notwithstanding any other provisions of these Articles of Organization or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the By-Laws of the corporation, the affirmative vote' of the holders of at least eighty (80%) percent of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this provision; PROVIDED, HOWEVER, that if any such proposal receives the affirmative vote of a majority of the Continuing Directors (as defined below), then such proposal shall require only the affirmative vote of the holders of at least a majority of the outstanding Voting Stock of the Corporation.

     Vote Required for Certain Business Combinations

     Until January 1, 1999, the following shall be applicable to certain business combinations:

     (A) In addition to any affirmative vote required by law or these Articles of Organization, and except as otherwise expressly provided in Paragraph (B) of this Provision:

     1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or

                                     - C-3 -
consolidation would be, an Affiliate (as such term is hereinafter defined) of an Interested Stockholder; or

     2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions to or with (a) an Interested Stockholder or (b) or any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of security interest, transfer or other disposition would be, an Affiliate of an Interested Stockholder, directly or indirectly, of substantially all of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary; or

     3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, or both, to (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof); or

     4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

     5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate of an Interested Stockholder;

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Articles of Organization or in any agreement with any national securities exchange or otherwise.

     (B) The provisions of Paragraph (A) of this Provision shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Organization, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

                                     - C-4 -

     1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

         (a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined), or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

         (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

     2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

         (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date, or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

          (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

          (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are


                                     - C-5 -
beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determination in accordance with subparagraphs 1 and 2 of this Paragraph (B) shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

     4. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

         (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

         (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

         (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock at a price lower than that paid in the transaction in which it became an Interested Stockholder;

     5. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

     6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) thirty (30) days prior to any vote on the proposed Business Combination, or (b) if no vote on such Business Combination is required, sixty (60) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the


                                     - C-6 -

Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holder of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

     (C) For the purposes of this Provision:

         1. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of Paragraph (A) of this Provision.

         2. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of Directors.

         3. "Person" shall mean any individual, firm, trust, partnership, association, corporation or other entity.

         4. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any person or entity holding 9% or more of Voting Stock on July 2, 1993) who or which:

             (a) is the beneficial owner, directly or indirectly, of more than ten (10%) percent of the combined voting power of the then outstanding Voting Stock; or

             (b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than ten (10%) percent of the combined voting power of the then outstanding Voting Stock; or

             (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

         For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or option, or otherwise.


                                     - C-7 -

         5. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (b) open-market purchase of shares on a national securities exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

         6. A person shall be a "beneficial owner" of any Voting Stock:

            (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

            (b) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

            (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         7. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 22, 1993.

         8. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3all.1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 27,
1989) is owned, directly or indirectly, by the corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         9. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         10. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.


                                     - C-8 -

         11. "Determination Date" shall mean the date on which an Interested Stockholder became an Interested Stockholder.

         12. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30)-day period immediately preceding the date in question of a share of such stock on the National Market System of the National Association of Securities Dealers Automated Quotation System or any system then in use on any national securities exchange or automated quotation system, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

     (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Provision, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Provision, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate of another, (4) whether the requirements of Paragraph (B) of this Provision have been met, and
(5) such other matters with respect to which a determination is required under this Provision. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Provision.

     (E) Nothing contained in this Provision shall be construed to relieve an Interested Stockholder of any fiduciary obligation imposed by law.

     (F) Notwithstanding any other provisions of these Articles of Organization or the By-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the By-laws of the corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Provision; PROVIDED, HOWEVER, that if any such proposal receives the affirmative vote of a majority of the Continuing Directors, then such proposal shall require only the affirmative vote of the holders of at least a majority of the outstanding Voting Stock of the Corporation.




                      (Balance of Page Intentionally Blank)


                                     - C-9 -

     Redemption of Shares

     The Corporation, until January 1, 1999, in accordance with Section 6 of Chapter 110D of the General Laws of the Commonwealth of Massachusetts, by action of its Board of Directors is authorized, at the option of the Corporation by such Board action but without requiring the agreement of the person who has made a control share acquisition (as defined in said Chapter 110D), to redeem all but not less than all shares acquired in such a control share acquisition in accordance with and subject to the limitations contained in said Chapter 110D including Section 6 thereof, provided however that any person or entity holding more than 9% of the issued and outstanding stock entitled to vote generally for the election of Directors on July 2, 1993 shall be exempt from this provision so long as any such 10% stockholder continues to hold at least 5% of the voting stock of the Corporation.



                                    - C-10 -

                                        Federal Identification No:  04-2741391


                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
                              Corporations Division
                   One Ashburton Place, Boston, MA 02108-1512


                            CERTIFICATE OF CORRECTION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 6A)


CORPORATE NAME:   MERCURY COMPUTER SYSTEMS, INC.

DOCUMENT TO BE CORRECTED:   RESTATED ARTICLES OF ORGANIZATION

IT IS HEREBY CERTIFIED THAT THE ABOVE MENTIONED DOCUMENT WAS FILED WITH THE OFFICE OF THE SECRETARY OF STATE ON 10/21/93.

PLEASE STATE THE INACCURACY OR DEFECT TO BE CORRECTED IN SAID DOCUMENT:

         ATTACHMENT PAGE B-5

         E.   DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

         1.   DESIGNATION:     __________ SHARES OF THE CLASS OF SERIES . . .

PLEASE STATE CORRECTED VERSION OF THE DOCUMENT:

         ATTACHMENT PAGE B-5

         E.   DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

         1.   DESIGNATION:      1,000,000 SHARES OF THE CLASS OF SERIES . . .

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, WE SIGN OUR NAMES THIS 23RD DAY OF OCTOBER IN THE YEAR 1997

                                  /s/ James Bertelli                   PRESIDENT
                                  ----------------------------------------------
                                  James Bertelli

                                  /s/ Anthony J. Medaglia, Jr.         CLERK
                                  ----------------------------------------------
                                  Anthony J. Medaglia, Jr.


-------------------------------------------------------------------------------
NOTE: IF THE INACCURACY OR DEFECT TO BE CORRECTED IS NOT APPARENT ON THE FACE OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE. IF REQUIRED, ADDITIONAL INFORMATION MAY BE STATED ON A SEPARATE 8 1/2 x 11 INCH WHITE PAPER.
--------------------------------------------------------------------------------

     *We further certify that the foregoing restate articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles

                       Article 3, Article 4 and Article 6
------------------------------------------------------------------------------
               (*If there are no such amendments, state "None".)

                  Briefly describe amendments in space below:

To Article 3

1. Increased the number of authorized shares of Common Stock from 10,000,000 shares to 25,000,000.


To Article 4

1.   Increased the number of authorized shares of Common Stock as stated above.


To Article 6

1.   Creation of a classified Board of Directors.

2.   Adoption of a Fair Price Amendment to be in effect until January 1, 1999.

3. Adopted a provision regarding the redemption by the Corporation of shares acquired in a control share acquisition to be in effect until January 1, 1999.



IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, we have hereto signed our names this 12th day of October in the year 1993.


/s/ James R. Bartelli                       President
-------------------------------------------

/s/ Anthony J. Madaglia, Jr.                Clerk
-------------------------------------------

                       THE COMMONWEALTH OF MASSACHUSETTS


                       RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


     I hereby approve the within restated articles of organization and, the
filing fee in the amount of $          having been paid, said articles are
deemed to have been filed with me this day of                , 19  .


                                        MICHAEL JOSEPH CONNOLLY
                                        Secretary of State



                         TO BE FILLED IN BY CORPORATION


PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT TO:

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Telephone
          -------------------------------------------------------------------

                                                                  Copy Mailed

                                           Federal Identification No: 04-2741391

                       THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                         Secretary of the Commonwealth
                             Corporations Division
                   One Ashburton Place, Boston, MA 02108-1512


                           CERTIFICATE OF CORRECTION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 6A)

CORPORATE NAME:  MERCURY COMPUTER SYSTEMS, INC.

DOCUMENT TO BE CORRECTED:  RESTATED ARTICLES OF ORGANIZATION

IT IS HEREBY CERTIFIED THAT THE ABOVE MENTIONED DOCUMENT WAS FILED WITH THE OFFICE OF THE SECRETARY OF STATE ON 10/21/93.

PLEASE STATE THE INACCURACY OR DEFECT TO BE CORRECTED IN SAID DOCUMENT:

     ATTACHMENT PAGE B-5

     E.  DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

     1.  DESIGNATION: ----------- SHARES OF THE CLASS OF SERIES...

PLEASE STATE CORRECTED VERSION OF THE DOCUMENT:

     ATTACHMENT PAGE B-5

     E.  DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

     1.  DESIGNATION:  1,000,000 SHARES OF THE CLASS OF SERIES...

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, WE SIGN OUR NAMES THIS 23rd DAY OF OCTOBER IN THE YEAR 1997.

                                         /s/  James Bertelli           PRESIDENT
                                        -------------------------------
                                         James Bertelli


                                         /s/  Anthony J. Medaglia, Jr.  CLERK
                                        -------------------------------
                                         Anthony J. Medaglia, Jr.


--------------------------------------------------------------------------------
NOTE: IF THE INACCURACY OR DEFECT TO BE CORRECTED IS NOT APPARENT ON THE FACE
OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE. IF REQUIRED, ADDITIONAL INFORMATION MAY BE STATED ON A SEPARATE 8-1/2 X 11 INCH WHITE PAPER.
--------------------------------------------------------------------------------
242062-1

                                                                     Exhibit 3.3


                                                        FEDERAL IDENTIFICATION
                                                        NO.     04-2741391
                                                           -------------------


--------                  The Commonwealth of Massachusetts
Examiner                        William Francis Galvin
                             Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108-1512


--------                            ARTICLES OF AMENDMENT
Name                      (General Laws, Chapter 156B, Section 72)
Approved
                We,       G. Mead Wyman                     , * Vice President
                    ----------------------------------------
                and    Anthony J. Medaglia, Jr.                         *Clerk
                    ---------------------------------------------------
                of               MERCURY COMPUTER SYSTEMS, INC.
                   -------------------------------------------------------------
                                  (Exact name of corporation)

                located at      199 Riverneck Road, Chelmsford, MA  01824
                          ------------------------------------------------------
                            (Street address of corporation in Massachusetts)

                certify that these Articles of Amendment affecting articles numbered:

                                      Articles 3 and 4
                (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

                of the Articles of Organization were duly adopted at a meeting held on December 18, 1997, by vote of:

                     3,477,252         shares of         Common Stock         of          5,311,431       shares outstanding
                -------------------                 ----------------------            ------------------

                      852,264          shares of          Preferred           of           852,264        shares outstanding, and
                -------------------                 ----------------------            ------------------


                                                                                                          shares outstanding
                -------------------                 ----------------------            ------------------

C   [ ]         (1)**being at least a majority of each type, class or series outstanding and entitled to vote
P   [ ]         thereon:/or (2)**being at least two-thirds of each type, class or series outstanding and entitled to
M   [ ]         vote thereon and of each type, class or series outstanding and entitled to vote thereon and of
R.A.[ ]         each type, class or series of stock whose rights are adversely affected thereby:


                *Delete the inapplicable words.      **Delete the inapplicable clause.
                (1) For amendments adopted pursuant to Chapter 156B, Section 70.
                (2) For amendments adopted pursuant to Chapter 156B, Section 71.
                Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.
---------
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:


The total presently authorized is:


---------------------------------------------------       ----------------------------------------------------------------
               WITHOUT PAR VALUE STOCKS                                          WITH PAR VALUE STOCKS
---------------------------------------------------       ----------------------------------------------------------------
      TYPE                     NUMBER OF SHARES                  TYPE               NUMBER OF SHARES          PAR VALUE
----------------------    -------------------------       ------------------    ----------------------   -----------------
COMMON:                                                   COMMON:                    25,000,000                $.01
........................   .........................       ..................    ......................   .................

........................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------
PREFERRED:                                                PREFERRED:                  2,000,000                $.01
........................   .........................       ..................    ......................   .................

........................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------

Change the total authorized to:


---------------------------------------------------       ----------------------------------------------------------------
               WITHOUT PAR VALUE STOCKS                                          WITH PAR VALUE STOCKS
---------------------------------------------------       ----------------------------------------------------------------
      TYPE                     NUMBER OF SHARES                  TYPE              NUMBER OF SHARES          PAR VALUE
----------------------    -------------------------       ------------------    ----------------------   -----------------

COMMON:                                                   COMMON:                    25,000,000                $.01
........................   .........................       ..................    ......................   .................

........................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------
PREFERRED:                                                PREFERRED:                  1,000,000                $.01
........................   .........................       ..................    ......................   .................

........................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------


ARTICLE 4

         SECTION E OF ARTICLE 4 (ENTITLED "DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK") IS HEREBY DELETED IN ITS ENTIRETY.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     ----------------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 4th day of February 1998.


                    /s/ G. Mead Wyman                           Vice President
---------------------------------------------------------------
                       G. MEAD WYMAN

                 /s/ Anthony J. Medaglia, Jr.                             Clerk
-------------------------------------------------------------------------
                   ANTHONY J. MEDAGLIA, JR.


*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72


     ===========================================================================

          I hereby approve the within articles of amendment and, the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 4th day of February, 1998.






     Effective date:____________________________________________________














                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth







     TO BE FILLED IN BY CORPORATION

     PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT TO:


     PATRICIA ROBICHAUD
     --------------------------------------------------------------------------
     HUTCHINS, WHEELER & DITTMAR
     --------------------------------------------------------------------------
     101 FEDERAL STREET
     BOSTON, MA 02110
     --------------------------------------------------------------------------
     TELEPHONE:    (617) 951-6600
               ----------------------------------------------------------------

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2741391
                                                          ----------------------

                        The Commonwealth of Massachusetts
Examiner                      WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)
Name
Approved
              We,      James R. Bertelli                             , President
                       ----------------------------------------------

              and      Anthony J. Medaglia, Jr.                         ,  Clerk
                       ------------------------------------------------

              of     Mercury Computer Systems, Inc.                            ,
                     ----------------------------------------------------------
                                    (Exact name of corporation)

              located at  199 Riverneck Road, Chelmsford, MA  01824            ,
                          -----------------------------------------------------
                          (Street address of corporation  in Massachusetts)

              certify that these Articles of Amendment affecting articles numbered:

                                          3, 4
               -----------------------------------------------------------------
                  (Number those articles 1,2,3,4,5 and/or 6 being amended)

               of the Articles of Organization were duly adopted at a meeting
               held on  November 15,   2001, by vote of:
                        ------------   -----

               18,038,949 shares of Common Stock                   of 22,003,235
               ----------           ------------------------------    ----------
                                    (type, class & series, if any)
               shares outstanding,


                          shares of                                of
               ----------           ------------------------------    ----------
                                    (type, class & series, if any)

               shares outstanding, and

                          shares of                                of
               ----------           ------------------------------     ---------
                                    (type, class & series, if any)

               shares outstanding,
 C      [ ]
 P      [ ]    1** being  at least  a majority of  each  type, class or series
 M      [ ]        outstanding  and entitled to vote thereon:
 R.A.   [ ]


              * Delete the inapplicable words.  ** Delete the inapplicable clause.

              [ ] For amendments adopted pursuant to Chapter 156B, Section 70.

              [ ] For amendments adopted pursuant to Chapter 156B, Section 71.

              NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
      TYPE           NUMBER OF SHARES      TYPE     NUMBER OF SHARES   PAR VALUE
--------------------------------------------------------------------------------

     Common:                               Common:     40,000,000        $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Preferred:                            Preferred:     1,000,000        $.01
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


 Change the total authorized to:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                         WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
     TYPE            NUMBER OF SHARES      TYPE    NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------

    Common:                                Common:    65,000,000         $.01

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Preferred:                             Preferred:    1,000,000         $.01
--------------------------------------------------------------------------------


          Article 4.A is replaced in its entirety with the following:

               A. AUTHORIZED SHARES. The aggregate number of shares which this Corporation shall have authority to issue is: 65,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and 1,000,000 shares of preferred stock having a par value of $.01 per share (the "Series Preferred Stock").

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                                      .
                            ----------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this   15th   day of   November    2001,
                                              ----            --------    -----

/s/James R. Bertelli                                                 , President
---------------------------------------------------------------------

/s/Anthony J. Medaglia, Jr.                                              , Clerk
-------------------------------------------------------------------------

* Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

 ===============================================================================


    I hereby approve the within Articles of Amendment and , the filing fee in the amount of $__________ having been paid, such articles are deemed to have been filed with me this _______ day of _____________, 2001.




Effective date:
               -----------------------------------------------------------------






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth







                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

 Patricia Robichaud, Corporate Paralegal
 -------------------------------------------------------------------------------

 c/o Hutchins, Wheeler & Dittmar, 101 Federal Street
 -------------------------------------------------------------------------------

 Boston, MA 02110
 -------------------------------------------------------------------------------

                                                          FEDERAL
                                                          IDENTIFICATION
                                                          NO. 04-2741391
                                                          ----------------------

                        The Commonwealth of Massachusetts
Examiner                      WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)
Name
Approved
              We,      James R. Bertelli                             , President
                       ----------------------------------------------

              and      Anthony J. Medaglia, Jr.                         ,  Clerk
                       ------------------------------------------------

              of     Mercury Computer Systems, Inc.                            ,
                     ----------------------------------------------------------
                                    (Exact name of corporation)

              located at  199 Riverneck Road, Chelmsford, MA  01824            ,
                          -----------------------------------------------------
                          (Street address of corporation  in Massachusetts)

              certify that these Articles of Amendment affecting articles numbered:

                                          3, 4
               -----------------------------------------------------------------
                  (Number those articles 1,2,3,4,5 and/or 6 being amended)

               of the Articles of Organization were duly adopted at a meeting
               held on  November 18,   1999, by vote of:
                        ------------   -----

                8,827,014 shares of common stock                   of 10,390,137
               ----------           ------------------------------    ----------
                                    (type, class & series, if any)
               shares outstanding,


                          shares of                                of
               ----------           ------------------------------    ----------
                                    (type, class & series, if any)

               shares outstanding, and

                          shares of                                of
               ----------           ------------------------------     ---------
                                    (type, class & series, if any)

               shares outstanding,
 C      [ ]
 P      [ ]    1** being  at least  a majority of  each  type, class or series
 M      [ ]        outstanding  and entitled to vote thereon:
 R.A.   [ ]


              * Delete the inapplicable words.  ** Delete the inapplicable clause.

              [ ] For amendments adopted pursuant to Chapter 156B, Section 70.

              [ ] For amendments adopted pursuant to Chapter 156B, Section 71.

              NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

The total presently authorized is:

--------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
      TYPE           NUMBER OF SHARES      TYPE     NUMBER OF SHARES   PAR VALUE
--------------------------------------------------------------------------------

     Common:                               Common:     25,000,000        $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Preferred:                            Preferred:     1,000,000        $.01
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


 Change the total authorized to:

--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                         WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
     TYPE            NUMBER OF SHARES      TYPE    NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------

    Common:                                Common:    40,000,000         $.01

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Preferred:                             Preferred:    1,000,000         $.01
--------------------------------------------------------------------------------

Article 4.A is replaced in its entirety with the following:

     A. AUTHORIZED SHARES. The aggregate number of shares which this Corporation shall have authority to issue is: 40,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and 1,000,000 shares of preferred stock having a par value of $.01 per share (the "Series Preferred Stock").

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:                                                      .
                            ----------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this   18th   day of   November    1999,
                                              ----            --------    -----

/s/James R. Bertelli                                                 , President
---------------------------------------------------------------------

/s/Anthony J. Medaglia, Jr.                                              , Clerk
-------------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

 ===============================================================================


    I hereby approve the within Articles of Amendment and , the filing fee in the amount of $15,100 having been paid, such articles are deemed to have been filed with me this 22nd day of November, 1999.




Effective date:
               -----------------------------------------------------------------






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth







                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                            Patricia Robichaud
 -------------------------------------------------------------------------------

                            Hutchins, Wheeler & Dittmar,  P.C.
                            101 Federal Street
 -------------------------------------------------------------------------------

                            Boston, MA 02110
 -------------------------------------------------------------------------------

               Telephone:   (617) 951-6600
                            ---------------------------------